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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-49364, No. 333-49372, No. 333-39854, and No. 333-86565) and
Form S-3 (No. 333-80043, No. 333-93301, No. 333-32674, No. 333-45868, No.
333-52450, No. 333-75760, No. 333-99059, No. 333-107590, No. 333-115029 and No.
333-118397) of Internet Commerce Corporation (the "Company") of our report dated October 14, 2005 relating to the financial statements of the Company as of and for the year ended July 31, 2004, which appears in this Form 10-K.


                                            /s/ Tauber & Balser, P.C.

Atlanta, Georgia
October 31, 2005